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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                         UNITED AUSTRALIA/PACIFIC, INC.
             (exact name of registrant as specified in its charter)

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 March 29, 2002
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                Date of report (Date of earliest event reported)

           COLORADO                     333-05017               82-1341958
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(State or other jurisdiction of   Commission File Number    (I.R.S. Employer
incorporation or organization)                            Identification Number)

             4643 South Ulster Street, #1300, Denver, Colorado 80237
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               (Address of Principal Executive Offices, Zip Code)

                                 (303) 770-4001
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report.)

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     On March 29, 2002, an involuntary bankruptcy petition, pursuant to chapter 11 of the United States Bankruptcy Code ("Chapter 11"), was filed against United Australia/Pacific, Inc. (the "Company") in the United States Bankruptcy Court (the "Colorado Case") for the District of Colorado (the "Colorado Court") by three holders (the "Bondholders") of the Company's 14% Senior Discount Notes due 2006 who hold $201,650,000 in principal amount of such notes, or approximately 41% of such notes. Also on March 29, 2002, the Company, pursuant to Chapter 11, filed a voluntary petition for reorganization relief in the United States Bankruptcy Court (the "New York Case") for the Southern District of New York (the "New York Court"). The Colorado Case and the New York Case cover the Company only and do not affect any of its directly or indirectly owned subsidiaries. On April 4, 2002, the Company and the Bondholders agreed to submit a stipulation to the Colorado Court that the Colorado Case be transferred to the New York Court and consolidated into the New York Case. Such stipulation, which is expected to be filed on April 5, 2002, is subject to approval by the Colorado Court. The Company will continue to operate its business as a "debtor-in-possession" in accordance with the applicable provisions of the Bankruptcy Code.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UNITED AUSTRALIA/PACIFIC, INC.


Date:  April 4, 2002                    By: /s/ Valerie L. Cover
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                                            Name:  Valerie L. Cover
                                            Title: Controller
                                            (A Duly Authorized Officer and
                                            Principal Accounting Officer)